SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 14, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	Regulation FD Disclosure

               On December 14, 2005, DuPont issued a news release entitled, "DuPont Settles With U.S. EPA on PFOA Reporting Matter." A copy of the news release is being furnished pursuant to Regulation FD and is attached as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

               The following exhibit is being furnished, not filed, pursuant to Item 7.01 of Form 8-K:

               99.1 News release, dated December 14, 2005, entitled, "DuPont Settles With U.S. EPA on PFOA Reporting Matter."

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EXHIBIT 99.1

DUPONT SETTLES WITH U.S. EPA ON PFOA REPORTING MATTER
Company Has Voluntarily Reduced PFOA emissions from U.S. Plant Sites by 98 Percent

               WILMINGTON, Del., Dec. 14, 2005 -- DuPont today announced it has reached a settlement agreement with the U.S. Environmental Protection Agency in an enforcement action related to the chemical compound perfluorooctanoic acid (PFOA), pending final approval by the EPA Environmental Appeals Board.

               The agreement resolves four counts of reporting violations under the Toxic Substances Control Act and the Resource Conservation and Recovery Act that were filed in 2004, one of which dates back to the 1980s. Four additional counts, raised by the agency in 2005, also were resolved. The settlement closes this matter for DuPont without any admission of liability.

               "Our interpretation of the reporting requirements differed from the agency's. The settlement allows us to put this matter behind us and move forward," said DuPont Senior Vice President and General Counsel Stacey J. Mobley. "We have already cut PFOA emissions from U.S. plant sites by 98 percent, and we are committed to reducing those emissions by 99 percent by 2007."

               In April, DuPont and EPA confirmed that they had reached an agreement in principle, subject to certain conditions, to resolve the complaint. At that time, the company established and announced a reserve of $15 million, pending final resolution of the matter.

               Today, the company said it will pay $10.25 million in fines and an additional $6.25 million for two supplemental environmental projects to be undertaken in connection with the settlement. The supplemental environmental projects include funding for a research program to evaluate the potential for fluorotelomer biodegradation; and funding for microchemistry and green chemistry programs in certain West Virginia schools.

               EPA continues its risk assessment process for PFOA to determine if there are any issues that require a regulatory response. DuPont continues to support and fully participate in the risk assessment process. Meanwhile, studies by DuPont and independent researchers confirm that cookware and other consumer products made with or using DuPont materials are safe for consumer use. In addition, to date no human health effects are known to be caused by PFOA.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide rang of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

December 14, 2005

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